Exhibit 99.1

NEWS RELEASE

October 28, 2010

For Release:	Immediately
Contact:	Investors:	Stacey A. Renner, (845) 486-5730
	News Media:	Denise D. VanBuren, (845) 471-8323

CH Energy Group Issues Third-Quarter Earnings Results
And Update on Future Strategic Direction

(Poughkeepsie, NY) CH Energy Group, Inc. (NYSE:CHG) earned 11 cents per share for the third quarter of 2010, as compared to 34 cents per share posted during the same period of 2009. Earnings year-to-date total $1.84 per share, compared to the $1.71 per share earned during the same period of 2009.

Third-quarter results include a 44-cents-per-share non-cash impact from impairment charges related to the Company’s ethanol investment, but were also highlighted by continued improvement of earnings within the core utility subsidiary, Central Hudson Gas & Electric Corporation.

“We believe the full impairment of our ethanol investment is necessary in light of current market conditions,” said Chairman of the Board, President and C.E.O. Steven V. Lant. “Absent that charge, earnings per share for the quarter would have been 55 cents, an improvement of 21 cents per share as compared to the third quarter of 2009, indicating the strength of our core business.”

CH Energy Group released the following earnings results by business unit:

Central Hudson Gas & Electric Corporation

Central Hudson earned 60 cents per share during the third quarter of 2010, up from 55 cents per share posted during the same period of 2009. For the first nine months of 2010, the utility earned $2.26 per share, as compared to $1.39 per share posted during the first three quarters of 2009.

“We are pleased with these results, as they demonstrate that our delivery rates now better reflect the actual cost of providing service to our utility customers, while giving the Company a better opportunity to earn an appropriate return,” Lant said.

“The costs of running our business, for such items as tree trimming, property taxes and depreciation, were higher. But on the whole, it was a good, strong quarter for Central Hudson – its fifth consecutive quarter of improved results – and that demonstrates, we believe, a strong foundation for sustained improvement in future periods,” he said.

Griffith Energy Services

Griffith Energy Services posted a loss of 14 cents per share during the third quarter of 2010, improved results from the 22-cent loss that occurred during 2009’s third quarter. “Owing to the seasonal nature of Griffith’s fuel oil business, we fully anticipated a loss during the period and we were encouraged to see progress as compared to a year ago,” Lant said. He said that 6 cents of the improvement was due to the 2009 partial divestiture of non-core divisions that accounted for approximately 40 percent of the business. That divestiture was aimed at reducing volatility in cash flow and produced a gain of 34 cents in the fourth quarter of 2009.

Year-to-date in 2010, the reduced-scale Griffith has posted earnings of 1 cent per share, down from the 28 cents per share earned during the first nine months of 2009. Excluding the divestiture, earnings were 8 cents per share lower, due primarily to warmer weather and lower sales volume.

Other Businesses and Investments

The other businesses and investments of CH Energy Group posted a loss of 35 cents per share during the third quarter, as compared to a gain of 1 cent per share during the same period of 2009. A loss of 44-cents-per-share is attributable to the impairment of the full value of CH Energy Group’s ethanol investment. These charges were partially offset by lower taxes at the holding company. Year-to-date, the other businesses and investments have posted a non-cash loss of 43 cents per share, which would have been a 1-cent favorable contribution were it not for the one-time impairment charge.

Update on Future Strategic Direction

“We have updated our strategic plan, and going forward CH Energy Group will focus its efforts and capital resources on the energy distribution operations of Central Hudson and Griffith,” said Lant. “We have concluded that we should focus exclusively on what we do very well, which is energy delivery. We believe by doing so we can, with reduced risk and volatility, produce an attractive trend of growing earnings per share and dividends during the next five years, as well as improve service quality and customer satisfaction,” he said.

Lant explained that Central Hudson represents approximately 90 percent of corporate assets, and is positioned as the core business unit of CH Energy Group.  “Central Hudson possesses strong competencies in key areas for long-term success, such as consistently providing and satisfying customers with safe, efficient and reasonably priced electric and natural gas delivery services; a track record of successful financial and risk management; positive regulatory relationships; a committed and talented employee base; a culture of continuous improvement; a service territory with good growth prospects; and opportunities to invest in the electric and gas distribution and transmission infrastructure,” he said. He further explained that the utility is currently in the first year of a three-year rate plan that effectively reduces financial uncertainty and risk, and demonstrates support by New York State regulators of the utility’s continued infrastructure investments to improve the quality of service for customers while allowing stable and predictable returns for shareholders.

“Griffith is similarly positioned to increase value by delivering premium service to fuel distribution customers in the Mid-Atlantic region,” said Lant. “Griffith has right-sized its cost structure following the divestiture of non-core divisions in December 2009 and continues to focus on continuous improvement of its operations.” Lant described Griffith’s service area as possessing a relatively strong and stable economy with an attractive customer base that values quality service at a fair price. “Griffith presents a strong brand name in its markets. Our experienced and skilled management team and committed employees are focused on enhancing our quality of service, expanding our HVAC service offerings, and providing growth opportunities through select tuck-in acquisitions. We believe Griffith will contribute increasing levels of earnings and cash flow to support CH Energy Group’s financial objectives in the future,” he said.

“While our updated strategic plan confirms our commitment to energy distribution, we have concluded that we do not possess the same strong competencies and competitive advantages in renewable energy,” said Lant. “These investments do not typically display the risk and return profiles that are consistent with our financial objectives, requiring higher levels of leverage and more volatility than we are comfortable with. As we announced last quarter, we have discontinued development efforts in this area, and we will now begin to unwind the existing investment portfolio in an orderly manner,” he said.

“CH Energy Group’s updated strategy targets steadily growing and predictable earnings flowing from a growing utility rate base, limited exposure to commodity risk, and a supportive utility regulatory environment,” said Lant. “We believe this strategy provides an attractive combination of earnings and dividend growth potential, and creates value for shareholders while their capital is employed to provide valuable services to our customers.” Lant explained that using 2009 earnings of $2.76 per share as a base, growth from the operating companies, excluding any gains or losses from the sale of renewable assets, is expected to produce average annual earnings growth of at least 5 percent through 2015, placing CH Energy Group in a better position to increase dividends at a level consistent with a target payout ratio of 65 percent to 70 percent.

“We believe that our new strategic direction, which is focused on our demonstrated core strength in energy delivery, will provide maximum value for our customers and our shareholders in the long term,” Lant said. “We’re excited about the available opportunities in our business and our plans to deliver consistent and tangible shareholder value in the future.”

#    #    #

About CH Energy Group, Inc.: CH Energy Group, Inc. is predominantly a regulated transmission and distribution company, headquartered in Poughkeepsie, New York. Regulated utility Central Hudson Gas & Electric Corporation serves approximately 300,000 electric and 74,000 natural gas customers in eight counties of New York State’s Mid-Hudson River Valley, delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany.  CH Energy Group also operates Central Hudson Enterprises Corporation (CHEC), a non-regulated subsidiary composed of Griffith Energy Services, which supplies energy products and services to approximately 56,000 customers in the Mid-Atlantic Region, as well as several renewable energy investments.

Conference Call:  Mr. Lant will conduct a conference call with investors to review financial results at 2:00 p.m. (ET) today, October 28, 2010. Dial-in: 1-800-288-8968; Conference Name “CH Energy Group.” Supplemental materials will be posted to the Company’s Web site at www.CHEnergyGroup.com to assist participants in following the Conference Call presentation.  A digitized replay of the call will be available from 4:30 p.m. (ET) on October 28, 2010, until 11:59 p.m. (ET) on November 4, 2010, by dialing 1-800-475-6701 and entering access code 175039. In addition, the call will be webcast live in listen-only mode and available for replay for approximately 30 days within the Investor Relations section of the Company’s Web site at www.CHEnergyGroup.com

Forward-Looking Statements –
Statements included in this News Release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act.  Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions.  Forward-looking statements including, without limitation, those relating to CH Energy Group’s and Central Hudson’s future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements.  Those factors include, but are not limited to: deviations from normal seasonal weather and storm activity; fuel prices; plant capacity factors; energy supply and demand; potential future acquisitions; the result of plans to divest non-core investments in an orderly manner; legislative, regulatory, and competitive developments; interest rates; access to capital; market risks; corn and ethanol prices; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism.  CH Energy Group and Central Hudson undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

CH ENERGY GROUP, INC.
CONSOLIDATED BALANCE SHEET

	September 30,	December 31,
	2010 (1)	2009 (2)
ASSETS	(Thousands of Dollars)

UTILITY PLANT
Utility Plant	$1,377,109	$1,329,700
Less: Accumulated depreciation	393,514	375,434

	983,595	954,266
Construction work in progress	55,468	58,120

Net Utility Plant	1,039,063	1,012,386

OTHER PROPERTY AND PLANT - NET	67,018	43,653

CURRENT ASSETS
Cash and cash equivalents	33,685	73,436
Accounts receivable - net	84,091	94,526
Fuel, materials and supplies	27,182	24,841
Fair value of derivative instruments	86	741
Regulatory assets	101,532	59,993
Income tax receivable	47,819	1,863
Special deposits and prepayments	21,149	21,290
Accumulated deferred income tax	-	300
Other	18,548	20,771

	334,092	297,761

DEFERRED CHARGES AND OTHER ASSETS	309,807	344,083

TOTAL	$1,749,980	$1,697,883

CAPITALIZATION and LIABILITIES

CAPITALIZATION
Common Shareholder Equity(3)	$537,770	$533,502
Non-controlling interest	1,113	1,385
Preferred Stock of subsidiary	21,027	21,027
Long-term debt	503,900	463,897

	1,063,810	1,019,811

CURRENT LIABILITIES
Current maturities of long-term debt	-	24,000
Accounts payable	42,252	43,197
Accrued interest	6,285	6,067
Dividends payable	8,787	8,777
Customer advances and deposits	26,792	31,029
Regulatory liabilities	16,461	29,974
Fair value of derivative instruments	35,184	13,837
Accumulated deferred income tax	4,479	-
Other	30,545	46,130

	170,785	203,011

DEFERRED CREDITS AND OTHER LIABILITIES	309,839	316,978

ACCUMULATED DEFERRED INCOME TAX	205,546	158,083

TOTAL	$1,749,980	$1,697,883

(1)	Unaudited

(2)	Subject to explanations contained in the Annual Report on Form 10-K of the Company to the SEC for the Year ended December 31, 2009.

(3)	Shares outstanding at September 30, 2010 = 15,823,926. Shares outstanding at December 31, 2009 = 15,804,562.

CH ENERGY GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME

	(Unaudited)		(Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Thousands of Dollars)
Operating Revenues
Electric	$165,304	$138,685	$436,362	$404,035
Natural Gas	18,823	16,243	120,371	137,422
Competitive business subsidiaries:
Petroleum products	34,429	33,531	151,767	135,105
Other	8,164	7,488	22,639	20,100
Total Operating Revenues	226,720	195,947	731,139	696,662

Operating Expenses
Operation:
Purchased electricity and fuel used in electric generation	78,117	61,379	199,713	205,014
Purchased natural gas	7,217	5,798	59,619	89,924
Purchased petroleum	30,268	29,004	125,352	103,853
Other expenses of operation - regulated activities	58,495	50,311	166,389	141,023
Other expenses of operation - competitive business subsidiaries	12,168	12,146	39,742	40,233
Depreciation and amortization	10,081	9,474	29,962	28,159
Taxes, other than income tax	11,292	10,184	32,772	29,842
Total Operating Expenses	207,638	178,296	653,549	638,048

Operating Income	19,082	17,651	77,590	58,614

Other Income and Deductions
(Loss) income from unconsolidated affiliates	(95)	(75)	(393)	2
Interest on regulatory assets and investment income	858	1,218	3,498	4,684
Impairment on investments	(11,408)	-	(11,408)	(1,299)
Regulatory adjustments for interest costs	(427)	(66)	(675)	(1,254)
Business development costs	(216)	(544)	(1,018)	(1,554)
Other - net	(82)	(774)	(117)	(936)
Total Other Income (Deductions)	(11,370)	(241)	(10,113)	(357)

Interest Charges
Interest on long-term debt	5,591	5,355	16,848	15,229
Interest on regulatory liabilities and other interest	1,288	1,392	4,438	3,405
Total Interest Charges	6,879	6,747	21,286	18,634

Income before income taxes, non-controlling interest and preferred dividends of subsidiary	833	10,663	46,191	39,623

Income taxes	(1,300)	4,030	16,754	15,023

Net Income from Continuing Operations	2,133	6,633	29,437	24,600

Discontinued Operations
(Loss) income from discontinued operations before tax	-	(1,694)	-	5,131
Income tax (benefit) expense from discontinued operations	-	(703)	-	2,129
Net Income (loss) from Discontinued Operations	-	(991)	-	3,002

Net Income	2,133	5,642	29,437	27,602

Net (loss) income attributable to non-controlling interest:
Non-controlling interest in subsidiary	112	48	(272)	(141)
Dividends declared on Preferred Stock of subsidiary	242	242	727	727

Net income attributable to CH Energy Group	1,779	5,352	28,982	27,016

Dividends declared on Common Stock	8,545	8,535	25,629	25,585

Change in Retained Earnings	$(6,766)	$(3,183)	$3,353	$1,431

Average number of common stock shares outstanding
Basic:	15,790	15,776	15,783	15,774
Diluted:	15,952	15,854	15,945	15,851

Income from continuing operations attributable to CH Energy Group common shareholders
Earnings per share - Basic:	$0.11	$0.40	$1.84	$1.52
Earnings per share - Diluted:	$0.11	$0.40	$1.82	$1.51

Income (loss) from discontinued operations attributable to CH Energy Group common shareholders
Earnings per share - Basic:	$-	$(0.06)	$-	$0.19
Earnings per share - Diluted:	$-	$(0.06)	$-	$0.19

Amounts attributable to CH Energy Group common shareholders:
Earnings per share - Basic:	$0.11	$0.34	$1.84	$1.71
Earnings per share - Diluted:	$0.11	$0.34	$1.82	$1.70

Dividends Declared Per Share	$0.54	$0.54	$1.62	$1.62

CH ENERGY GROUP, INC.
EARNINGS PER SHARE BY SEGMENT

The chart below presents the change in earnings of CH Energy Group’s business units in terms of earnings for each share of CH Energy Group’s Common Stock.  Management believes this presentation is useful because these business units are each wholly owned by CH Energy Group.

Consolidated CH Energy Group	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010 (1)	2009 (1)	2010 (1)	2009 (1)
Central Hudson - Electric	$0.64	$0.62	$1.70	$1.12
Central Hudson - Natural Gas	$(0.04)	$(0.07)	$0.56	$0.27

Griffith	$(0.14)	$(0.22)	$0.01	$0.28

Other Businesses and Investments	$(0.35)	$0.01	$(0.43)	$0.04

Earnings per Share (basic)	$0.11	$0.34	$1.84	$1.71

Ethanol Investment Impairment	$(0.44)	$-	$(0.44)	$-

Consolidated Earnings Before Ethanol Investment Impairment	$0.55	$0.34	$2.28	$1.71

Earnings per Share (diluted)	$0.11	$0.34	$1.82	$1.70

(1) Unaudited

The information above is considered a non-GAAP financial measure.  This information is not an alternative to earnings per share determined on a consolidated basis, which is the most directly comparable GAAP measure.  A reconciliation of each business unit's earnings per share to CH Energy Group's earnings per share, determined on a consolidated basis, is included in the table above.